    As filed with the Securities and Exchange Commission on January 15, 2002
                                                       Registration No. 33-39632

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                     EVANS & SUTHERLAND COMPUTER CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


             UTAH                                         87-0278175
(State or Other Jurisdiction of              (I.R.S Employer Identification No.)
Incorporation or Organization)


                                 600 KOMAS DRIVE
                           SALT LAKE CITY, UTAH 84108
              (Address of Principal Executive Offices and Zip Code)


  1991 EMPLOYEE STOCK PURCHASE PLAN OF EVANS & SUTHERLAND COMPUTER CORPORATION
  ----------------------------------------------------------------------------
                            (Full Title of the Plan)

                                William M. Thomas
                     Evans & Sutherland Computer Corporation
                                 600 Komas Drive
                           Salt Lake City, Utah 84108
                                 (801) 588-1000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                              David F. Evans, Esq.
                              John G. Weston, Esq.
                              Snell & Wilmer L.L.P.
                               Gateway Tower West
                         15 W. South Temple, Suite 1200
                           Salt Lake City, Utah 84111
                                 (801) 257-1900

                         CALCULATION OF REGISTRATION FEE

                                        PROPOSED       PROPOSED
   TITLE OF                             MAXIMUM         MAXIMUM
 SECURITIES           AMOUNT            OFFERING       AGGREGATE        AMOUNT OF
   TO BE              TO BE              PRICE         OFFERING       REGISTRATION
 REGISTERED         REGISTERED          PER SHARE        PRICE            FEE
-------------       ----------          ---------      ---------      ------------
Common Stock        500,000 (1)         $20.00 (2)     $8,500,000     $2,125.00 (3)


(1) This registration statement shall also cover any additional shares of common stock which become issuable upon exercise of options granted under the 1991 Employee Stock Purchase Plan of Evans & Sutherland Computer Corporation, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of common stock as reported on The Nasdaq National Market on March 20, 1991.

(3) The registration fee of $2,125.00 was paid on March 27, 1991 for the registration of 500,000 shares on Form S-8 (No. 33-39632).

                          INCORPORATION BY REFERENCE OF
                     THE CONTENTS OF REGISTRATION STATEMENT
                            ON FORM S-8 NO. 33-39632

                                EXPLANATORY NOTE

     At its meeting on February 22, 2001, the Board of Directors of Evans & Sutherland Computer Corporation, a Utah Corporation, approved an amendment to the 1991 Employee Stock Purchase Plan of Evans & Sutherland Computer Corporation (the "ESPP") and directed that such amendment be submitted as a proposal for shareholder approval at Evans & Sutherland Computer Corporation's annual meeting (the "Annual Meeting"). At the Annual Meeting, held on May 24, 2001, the shareholders of Evans & Sutherland Computer Corporation approved this amendment. The purpose of the amendment to the ESPP was to extend the term of the ESPP for an additional five-year period ending February 20, 2006.

     This Post-Effective Amendment (this "Amendment") on Form S-8 amends the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 27, 1991, the contents of which are incorporated by reference herein (file number 33-39632).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8. EXHIBITS.

     EXHIBIT
     NUMBER                        DESCRIPTION
     -------                       -----------
       4.1     1991 Employee Stock Purchase Plan of Evans & Sutherland Computer
               Corporation, as amended as of February 21, 2001.

       24.1    Power of Attorney (contained on signature pages)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on this 9th day of January, 2002.


                                        EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation


                                        By /s/ William M. Thomas
                                           ------------------------------------
                                           William M. Thomas
                                           Vice President, Corporate Financial
                                           Officer and Corporate Secretary


     KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint James R. Oyler and William M. Thomas, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Post-Effective Amendment No. 1 to the Form S-8 Registration Statement pertaining to the 1991 Employee Stock Purchase Plan of Evans & Sutherland Computer Corporation and any and all other post-effective amendments to said Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURE                TITLE                                 DATE
---------                -----                                 ----

/s/ Stewart Carrell      Chairman of the Board of Directors    December 31, 2001
----------------------
Stewart Carrell



/s/ James R. Oyler       Chief Executive Officer, President,   January 9, 2002
----------------------   Director, and Principal Executive
James R. Oyler           Officer

/s/ William M. Thomas    Vice President ,Chief Financial       January 9, 2002
----------------------   Officer, and Principal Accounting
William M. Thomas        Officer


/s/ Gerald S. Casilli    Director                              December 31, 2001
----------------------
Gerald S. Casilli


/s/ Wolf-Dieter Hass     Director                              December 31, 2001
----------------------
Wolf-Dieter Hass


/s/ Ivan E. Sutherland   Director                              December 31, 2001
----------------------
Ivan E. Sutherland

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
  4.1     1991 Employee Stock Purchase Plan of Evans & Sutherland Computer
          Corporation, as amended as of February 21, 2001.

 24.1     Power of Attorney (contained on signature pages)
